Exhibit Index

Exhibit B

Item 77(a)-(b) Incorporated by reference to DEFS14A (File no. 98713527) and Accession No.(0000950117-001764) as filed on September 23, 1998.

Item 77(c)

Proposal 1.  To approve the agreement and plan of reorganization.

                     Shares Voted   % of Voted  % of Total
For                  3,087,214       90.12%        65.24%
Against                219,243        6.40%         4.63%
Abstain                119,045        3.48%         2.52%

Total                3,425,502      100.00%        72.39%

Proposal 2.   To approve the conversion of Class C shares into
Class A shares. (For Class C shareholders only)

                      Shares Voted   % of Voted  % of Total

For                     7,213        46.13%        46.13%
Against                     0         0.00%         0.00%
Abstain                 8,424        53.87%        53.87%

Total                  15,637       100.00%       100.00%

Proposal 3.  Election of Board of Trustees.
                                             % of    Shares     % of
                    Shares voted  % of vote  Total   voted      Total
                      FOR         FOR          FOR    NO         NO
I.W. Burnham, II    3,326,410    97.11%      70.30%  99,092     2.09%
Jon M. Burnham      3,327,186    97.13%      70.31%  98,316     2.08%
Claire B. Benenson  3,327,186    97.13%      70.31%  98,316     2.08%
Lawrence N. Brandt  3,332,482    97.28%      70.42%  93,020     1.97%
Alvin P. Gutman     3,332,482    97.28%      70.42%  93,020     1.97%
William W. Karatz   3,332,482    97.28%      70.42%  93,020     1.97%
John C. McDonald    3,332,482    97.28%      70.42%  93,020     1.97%
Donald B. Romans    3,332,482    97.28%      70.42%  93,020     1.97%
Robert F. Shapiro   3,332,482    97.28%      70.42%  93,020     1.97%
Robert M. Shavick   3,332,482    97.28%      70.42%  93,020     1.97%
David H. Solms      3,332,482    97.28%      70.42%  93,020     1.97%
Robert S. Weinberg  3,332,482    97.28%      70.42%  93,020     1.97%
Robert J. Wilbur    3,332,482    97.28%      70.42%  93,020     1.97%




Proposal 4.  To ratify the selection of PricewaterhouseCoopers
LLP as the Fund's independent public accountants.

                   Shares Voted    % of Voted    % of Total
For                 3,271,305      95.50%         69.13%
Against                35,542       1.04%          0.75%
Abstain               118,655       3.46%          2.51%

Total               3,425,502     100.00%         72.39%

Proposal 5.  To approve an amended and restated Investment
Advisory Agreement with Burnham Asset Management Corporation.

                  Shares Voted     % of Voted     % of Total
For                 3,109,366       90.77%          65.71%
Against               169,408        4.95%           3.58%
Abstain               146,728        4.28%           3.10%

Total               3,425,502      100.00%          72.39%

Proposal 6a.   To approve the elimination of the Fund's
fundamental investment restriction regarding short sales.

                  Shares Voted     % of Voted     % of Total
For                 2,420,956       70.67%          51.16%
Against               254,857        7.44%           5.39%
Abstain               749,689       21.89%          15.84%

Total               3,425,502      100.00%          72.39%

Proposal 6b.   To approve the elimination of the Fund's
Fundamental investment restriction regarding purchasing securities on margin.

                   Shares Voted    % of Voted      % of Total
For                 2,335,093       68.17%          49.35%
Against               340,620        9.94%           7.20%
Abstain               749,789       21.89%          15.84%

Total               3,425,502      100.00%          72.39%

Proposal 6c.   To approve the elimination of the Fund's
fundamental investment restriction regarding pledging, mortgaging or hypothecating assets.

                   Shares Voted    % of Voted      % of Total
For                 2,392,238      69.84%             50.55%
Against               299,973       8.76%              6.34%
Abstain               733,291      21.40%             15.50%

Total               3,425,502     100.00%             72.39%




Proposal 6d.   To approve the elimination of the Fund's
fundamental investment restriction regarding
"unseasoned" issuers.



                   Shares Voted    % of Voted      % of Total
For                 2,371,614      69.23%           50.12%
Against               300,261       8.77%            6.35%
Abstain               753,627      22.00%           15.93%

Total               3,425,502     100.00%           72.39%

Proposal 6e.   To approve the elimination of the Fund's
fundamental investment restriction regarding options, warrants and securities lending.

                   Shares Voted    % of Voted     % of Total
For                 2,424,109       70.77%          51.23%
Against               253,148        7.39%           5.35%
Abstain               748,145       21.84%          15.81%

Total               3,425,502      100.00%          72.39%

Proposal 6f.   To approve the amendment of the Fund's
fundamental investment restriction regarding borrowing and the issuance of senior securities.

                   Shares Voted     % of Voted       % of Total
For                 2,384,224        69.60%          50.39%
Against               311,902         9.11%           6.59%
Abstain               729,376        21.29%          15.41%

Total               3,425,502       100.00%          72.39%

Proposal 6g.   To approve the amendment of the Fund's
fundamental investment restriction regarding loans.

                   Shares Voted     % of Voted       % of Total
For                 2,379,972       69.48%            50.30%
Against               282,370        8.24%             5.97%
Abstain               763,160       22.28%            16.13%

Total               3,425,502      100.00%            72.39%

Proposal 6h.   To approve the elimination of the Fund's
fundamental investment restriction regarding investment for the purpose of control.

                  Shares Voted      % of Voted       % of Total
For                 2,443,691        71.34%           51.64%
Against               239,905         7.00%            5.07%
Abstain               741,906        21.66%           15.68%

Total               3,425,502       100.00%           72.39%


Proposal 6i.   To approve the elimination of the Fund's
fundamental investment restriction regarding investment companies.

                Shares Voted        % of Voted        % of Total
For                 2,449,290         71.50%           51.76%
Against               235,776          6.88%            4.98%
Abstain               740,436         21.61%           15.65%

Total               3,425,502        100.00%           72.39%

Proposal 6j.   To approve the elimination of the Fund's
fundamental investment restriction regarding transactions with affiliates.

                   Shares Voted    % of Voted         % of Total
For                 2,455,701         71.69%            51.90%
Against               228,484          6.67%             4.83%
Abstain               741,317         21.64%            15.66%

Total               3,425,502        100.00%            72.39%

Proposal 6k.   To approve the amendment of the Fund's
fundamental investment restriction regarding limited partnerships, real estate and commodities.

                   Shares Voted      % of Voted         % of Total
For                 2,423,979         70.76%             51.23%
Against               254,278          7.42%              5.37%
Abstain               747,245         21.82%             15.79%

Total               3,425,502        100.00%             72.39%

Proposal 6l.   To approve the amendment of the Fund's
fundamental investment restriction regarding underwriting.

                   Shares Voted      % of Voted         % of Total
For                 2,446,041         71.41%              51.69%
Against               227,146          6.63%               4.80%
Abstain               752,315         21.96%              15.90%

Total               3,425,502        100.00%              72.39%

Proposal 6m.   To approve the amendment of the Fund's
fundamental investment restriction regarding diversification.

                   Shares Voted      % of Voted          % of Total
For                 2,482,307          72.47%             52.46%
Against               214,054           6.25%              4.52%
Abstain               729,141          21.28%             15.41%

Total               3,425,502         100.00%             72.39%




Proposal 6n.   To approve the reclassification of the Fund's
investment policies from fundamental to non-fundamental.

                   Shares Voted       % of Voted          % of Total
For                 2,407,253           70.27%             50.87%
Against               260,850            7.61%              5.51%
Abstain               757,399           22.11%             16.01%

Total               3,425,502          100.00%             72.39%

Proposal 7.   To transact any other business that may properly
come before the meeting or any adjournment.

                   Shares Voted       % of Voted          % of Total
For                 3,112,700           90.87%             65.78%
Against               117,402            3.43%              2.48%
Abstain               195,400            5.70%              4.13%

Total               3,425,502          100.00%             72.39%